Exhibit 99.1

Blucora Announces Third Quarter 2018 Results

IRVING, TX — October 31, 2018 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter Highlights and Recent Developments

•	Increased total revenue by 6% year-over-year

•	Advisory Assets up 13% year-over-year to $13.5 billion, Total Client Assets up 9% year-over-year to $46 billion

•	Completed clearing firm conversion with expected benefit to segment income of more than $120 million over 10 years

•	Announced new President of TaxAct, Curtis Campbell and President of Tax-Smart Innovation, Mike Hogan

•	Announced Todd Mackay as Interim CEO of HD Vest, to succeed Bob Oros

“We’re pleased to report continued growth in revenue and assets while further improving our business positioning,” commented John Clendening, Blucora’s President and Chief Executive Officer.  “In wealth management we achieved record levels of Advisory and Total Client Assets, while completing a critical clearing firm conversion that will allow us to better serve our financial advisors and their clients and capture significant financial and productivity benefits. In tax preparation, we advanced our plans to provide even more value to customers in the upcoming tax season through improved products and partner offerings. And we just announced the appointment of Curtis Campbell as the new President of TaxAct, and Mike Hogan to the newly created position of President of Tax-Smart Innovation, adding strong new talent to our company to build on our recent success across the business.”

Summary Financial Performance: Q3 2018
($ in millions except per share amounts)

	Q3	Q3
	2018	2017	Change
Revenue:
Wealth Management	$91.9	$86.8	6%
Tax Preparation	$3.5	$3.4	4%
Total Revenue	$95.4	$90.2	6%
Segment Income (Loss):
Wealth Management	$12.9	$12.4	4%
Tax Preparation	$(6.9)	$(6.2)	11%
Total Segment Income	$6.0	$6.2	(4)%
Unallocated Corporate Operating Expenses	$(4.6)	$(4.6)	—%
GAAP:
Operating Loss	$(10.7)	$(11.3)	(6)%
Net Loss Attributable to Blucora, Inc.	$(14.0)	$(16.9)	(17)%
Diluted Net Loss Per Share Attributable to Blucora, Inc. (EPS)*	$(0.37)	$(0.37)	—%
Non-GAAP:
Adjusted EBITDA	$1.4	$1.6	(14)%
Net Loss	$(4.4)	$(5.5)	(20)%
Diluted Net Loss Per Share (EPS)	$(0.09)	$(0.12)	(25)%
* 2018 GAAP EPS includes noncontrolling interest redemption impact of $(0.08) as discussed in "Note 7: Redeemable Noncontrolling Interests" in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2018 Outlook
For the full year 2018, the Company expects revenues to be between $559.0 million and $562.5 million, GAAP net income attributable to Blucora, Inc. to be between $44.5 million and $48.0 million, or $0.70 to $0.82 per diluted share (including a $0.15 impact related to the estimated redemption value of the noncontrolling interest in HD Vest), Adjusted EBITDA to be between $116.0 million and $119.0 million, and Non-GAAP net income to be between $90.5 million and $94.0 million, or $1.83 to $1.91 per diluted share.
The fiscal 2018 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 2% to 6%.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for the full year 2018 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates through two primary businesses, HD Vest, the No.1 tax-focused broker-dealer with $46 billion in total client assets as of September 30, 2018, and TaxAct, the No. 3 tax preparation software by market share with approximately 4 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers and productive financial advisors; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios and investment behavior; political and economic conditions and changes and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue:
Wealth management services revenue	$91,887	$86,809	$275,984	$254,772
Tax preparation services revenue	3,498	3,362	183,214	156,936
Total revenue	95,385	90,171	459,198	411,708
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	62,313	59,607	187,526	172,444
Tax preparation services cost of revenue	1,370	1,314	8,182	7,543
Amortization of acquired technology	—	50	99	145
Total cost of revenue (1)	63,683	60,971	195,807	180,132
Engineering and technology (1)	4,246	5,051	14,225	14,041
Sales and marketing (1)	15,675	13,680	94,719	84,974
General and administrative (1)	13,404	12,207	43,895	39,405
Depreciation	798	867	3,706	2,680
Amortization of other acquired intangible assets	8,271	8,615	25,384	25,192
Restructuring (1)	—	106	291	2,726
Total operating expenses	106,077	101,497	378,027	349,150
Operating income (loss)	(10,692)	(11,326)	81,171	62,558
Other loss, net (2)	(3,863)	(5,241)	(11,850)	(39,149)
Income (loss) before income taxes	(14,555)	(16,567)	69,321	23,409
Income tax benefit (expense)	818	(166)	(2,052)	(5,952)
Net income (loss)	(13,737)	(16,733)	67,269	17,457
Net income attributable to noncontrolling interests	(227)	(164)	(654)	(466)
Net income (loss) attributable to Blucora, Inc.	$(13,964)	$(16,897)	$66,615	$16,991
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(0.37)	$(0.37)	$1.34	$0.39
Diluted	$(0.37)	$(0.37)	$1.28	$0.36
Weighted average shares outstanding:
Basic	47,712	45,459	47,191	43,749
Diluted	47,712	45,459	49,292	46,813
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cost of revenue	$413	$412	$940	$546
Engineering and technology	178	225	590	734
Sales and marketing	617	529	1,835	1,801
General and administrative	1,666	1,966	6,194	5,353
Restructuring	—	97	—	1,078
Total stock-based compensation expense	$2,874	$3,229	$9,559	$9,512
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Interest income	$(119)	$(31)	$(217)	$(76)
Interest expense	3,744	4,781	11,772	16,746
Amortization of debt issuance costs	172	177	659	891
Accretion of debt discounts	38	53	125	1,893
Loss on debt extinguishment	—	183	1,534	19,764
Other	28	78	(2,023)	(69)
Other loss, net	$3,863	$5,241	$11,850	$39,149

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$88,274	$59,965
Cash segregated under federal or other regulations	317	1,371
Accounts receivable, net of allowance	6,056	10,694
Commissions receivable	16,762	16,822
Other receivables	626	3,180
Prepaid expenses and other current assets, net	5,571	7,365
Total current assets	117,606	99,397
Long-term assets:
Property and equipment, net	11,111	9,831
Goodwill, net	548,915	549,037
Other intangible assets, net	302,715	328,205
Other long-term assets	15,363	15,201
Total long-term assets	878,104	902,274
Total assets	$995,710	$1,001,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,158	$4,413
Commissions and advisory fees payable	15,186	17,813
Accrued expenses and other current liabilities	16,473	19,577
Deferred revenue	5,997	9,953
Total current liabilities	39,814	51,756
Long-term liabilities:
Long-term debt, net	260,208	338,081
Deferred tax liability, net	42,356	43,433
Deferred revenue	500	804
Other long-term liabilities	6,923	8,177
Total long-term liabilities	309,987	390,495
Total liabilities	349,801	442,251

Redeemable noncontrolling interests	22,224	18,033

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,569,539	1,555,560
Accumulated deficit	(945,708)	(1,014,174)
Accumulated other comprehensive loss	(151)	(4)
Total stockholders’ equity	623,685	541,387
Total liabilities and stockholders’ equity	$995,710	$1,001,671

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2018	2017
Operating Activities:
Net income	$67,269	$17,457
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	9,559	8,434
Depreciation and amortization of acquired intangible assets	29,539	28,553
Restructuring (non-cash)	—	1,499
Deferred income taxes	(1,073)	(473)
Amortization of premium on investments, net, and debt issuance costs	659	901
Accretion of debt discounts	125	1,893
Loss on debt extinguishment	1,534	19,764
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	4,636	3,259
Commissions receivable	60	(288)
Other receivables	3,149	2,384
Prepaid expenses and other current assets	1,369	1,720
Other long-term assets	(902)	432
Accounts payable	(2,255)	(1,375)
Commissions and advisory fees payable	(2,627)	(23)
Deferred revenue	(2,411)	(5,856)
Accrued expenses and other current and long-term liabilities	(3,048)	949
Net cash provided by operating activities	105,583	79,230
Investing Activities:
Purchases of property and equipment	(5,340)	(3,809)
Proceeds from sales of investments	—	249
Proceeds from maturities of investments	—	7,252
Purchases of investments	—	(409)
Net cash provided (used) by investing activities	(5,340)	3,283
Financing Activities:
Proceeds from credit facilities	—	367,212
Payments on convertible notes	—	(172,827)
Payments on credit facilities	(80,000)	(285,000)
Proceeds from stock option exercises	11,738	38,228
Proceeds from issuance of stock through employee stock purchase plan	1,608	1,428
Tax payments from shares withheld for equity awards	(5,983)	(6,744)
Contingent consideration payments for business acquisition	(1,315)	(946)
Net cash used by financing activities	(73,952)	(58,649)
Net cash provided by continuing operations	26,291	23,864

Net cash provided by investing activities from discontinued operations	—	1,028
Net cash provided by discontinued operations	—	1,028
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(11)	86
Net increase in cash, cash equivalents, and restricted cash	26,280	24,978
Cash, cash equivalents, and restricted cash, beginning of period	62,311	54,868
Cash, cash equivalents, and restricted cash, end of period	$88,591	$79,846

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue:
Wealth Management (1)	$91,887	$86,809	$275,984	$254,772
Tax Preparation (1)	3,498	3,362	183,214	156,936
Total revenue	95,385	90,171	459,198	411,708
Operating income (loss):
Wealth Management	12,891	12,425	38,920	36,684
Tax Preparation	(6,936)	(6,238)	95,991	83,410
Corporate-level activity (2)	(16,647)	(17,513)	(53,740)	(57,536)
Total operating income (loss)	(10,692)	(11,326)	81,171	62,558
Other loss, net	(3,863)	(5,241)	(11,850)	(39,149)
Income tax benefit (expense)	818	(166)	(2,052)	(5,952)
Net income (loss)	$(13,737)	$(16,733)	$67,269	$17,457
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Wealth Management:
Commission	$41,015	$39,432	$124,269	$117,181
Advisory	41,443	37,588	120,802	107,078
Asset-based	6,979	6,526	21,457	19,276
Transaction and fee	2,450	3,263	9,456	11,237
Total Wealth Management revenue	$91,887	$86,809	$275,984	$254,772
Tax Preparation:
Consumer	$3,246	$3,149	$168,295	$143,239
Professional	252	213	14,919	13,697
Total Tax Preparation revenue	$3,498	$3,362	$183,214	$156,936
(2) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Operating expenses	$(4,572)	$(4,587)	$(14,351)	$(17,823)
Stock-based compensation	(2,874)	(3,132)	(9,559)	(8,434)
Depreciation	(930)	(1,023)	(4,056)	(3,216)
Amortization of acquired intangible assets	(8,271)	(8,665)	(25,483)	(25,337)
Restructuring	—	(106)	(291)	(2,726)
Total corporate-level activity	$(16,647)	$(17,513)	$(53,740)	$(57,536)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to Blucora, Inc.(2)	$(13,964)	$(16,897)	$66,615	$16,991
Stock-based compensation	2,874	3,132	9,559	8,434
Depreciation and amortization of acquired intangible assets	9,201	9,688	29,539	28,553
Restructuring	—	106	291	2,726
Other loss, net (3)	3,863	5,241	11,850	39,149
Net income attributable to noncontrolling interests	227	164	654	466
Income tax (benefit) expense	(818)	166	2,052	5,952
Adjusted EBITDA	$1,383	$1,600	$120,560	$102,271

Preliminary Non-GAAP Net Income (Loss) and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to Blucora, Inc.(2)	$(13,964)	$(16,897)	$66,615	$16,991
Stock-based compensation	2,874	3,132	9,559	8,434
Amortization of acquired intangible assets	8,271	8,665	25,483	25,337
Accretion of debt discount on the Notes	—	—	—	1,567
Write-off of debt discount and debt issuance costs on terminated Notes	—	—	—	6,715
Write-off of debt discount and debt issuance costs on terminated TaxAct - HD Vest 2015 credit facility	—	—	—	9,593
Restructuring	—	106	291	2,726
Impact of noncontrolling interests	227	164	654	466
Cash tax impact of adjustments to GAAP net income	(505)	(928)	(1,721)	(3,334)
Non-cash income tax (benefit) expense (1)	(1,333)	224	647	6,325
Non-GAAP net income (loss)	$(4,430)	$(5,534)	$101,528	$74,820
Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(0.37)	$(0.37)	$1.28	$0.36
Stock-based compensation	0.06	0.07	0.19	0.18
Amortization of acquired intangible assets	0.18	0.20	0.52	0.55
Accretion of debt discount on the Notes	—	—	—	0.03
Write-off of debt discount and debt issuance costs on terminated Notes	—	—	—	0.14
Write-off of debt discount and debt issuance costs on terminated TaxAct - HD Vest 2015 credit facility	—	—	—	0.20
Restructuring	—	—	0.01	0.06
Impact of noncontrolling interests	0.08	0.00	0.08	0.01
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.02)	(0.03)	(0.07)
Non-cash income tax (benefit) expense	(0.03)	0.00	0.01	0.14
Non-GAAP net income (loss) per share	$(0.09)	$(0.12)	$2.06	$1.60
Weighted average shares outstanding used in computing per diluted share amounts	47,712	45,459	49,292	46,813

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2018
	Low	High
Net income (loss) attributable to Blucora, Inc.	$44,500	$48,000
Stock-based compensation	13,200	13,100
Depreciation and amortization of acquired intangible assets	39,300	39,100
Restructuring	300	300
Other loss, net (3)	16,000	15,800
Impact of noncontrolling interests	1,100	1,100
Income tax (benefit) expense	1,600	1,600
Adjusted EBITDA	$116,000	$119,000
Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2018
	Low	High
Net income (loss) attributable to Blucora, Inc.	$44,500	$48,000
Stock-based compensation	13,200	13,100
Amortization of acquired intangible assets	33,800	33,800
Restructuring	300	300
Impact of noncontrolling interests	1,100	1,100
Cash tax impact of adjustments to net income (loss)	(2,100)	(2,100)
Non-cash income tax benefit	(300)	(200)
Non-GAAP net income (loss)	$90,500	$94,000

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests and income tax (benefit) expense. Restructuring costs relate to the relocation of our corporate headquarters during 2017.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), accelerated accretion of debt discount on our Convertible Senior Notes that were outstanding for a portion of 2017 (the "Notes"), write-off of debt discount and debt issuance costs on terminated Notes and terminated TaxAct - HD Vest 2015 credit facility, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income (loss) in the periods they occurred.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.